 Filed Pursuant to Rule 424(b)(3)

Registration No. 333-283492

Prospectus Supplement No. 10

(To Prospectus dated May 23, 2025, as supplemented by

Prospectus Supplement No. 1, dated June 6, 2025

Prospectus Supplement No. 2 dated June 16, 2025

Prospectus Supplement No. 3 dated June 25, 2025

Prospectus Supplement No. 4 dated July 2, 2025

Prospectus Supplement No. 5 dated July 14, 2025

Prospectus Supplement No. 6 dated July 25, 2025

Prospectus Supplement No. 7 dated August 22, 2025

Prospectus Supplement No. 8 dated September 4, 2025

Prospectus Supplement No. 9 dated September 5, 2025)

CERO THERAPEUTICS HOLDINGS, INC.

2,100,000 Shares of Common Stock

This prospectus supplement no. 10 (this “Prospectus Supplement”) amends and supplements the prospectus dated May 23, 2025 (as may be supplemented or amended from time to time, the “Prospectus”), which forms part of our Registration Statement on Form S-1 (Registration Statement No. 333-283492), as amended by Post-Effective Amendment No. 1 thereto. This Prospectus Supplement is being filed to update and supplement the information included or incorporated by reference in the Prospectus with the information contained in the attached Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “Securities and Exchange Commission”) on September 22, 2025, October 14, 2025, and October 16, 2025 (the “Form 8-Ks”). Accordingly, we have attached the Form 8-Ks to this Prospectus Supplement.

This Prospectus Supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This Prospectus Supplement should be read in conjunction with the Prospectus, and if there is any inconsistency between the information in the Prospectus and this Prospectus Supplement, you should rely on this Prospectus Supplement.

Our common stock and public warrants are listed on Nasdaq Capital Market (“Nasdaq”) under the symbols “CERO” and “CEROW,” respectively. On October 22, 2025, the last quoted sale price of our common stock as reported on Nasdaq was $2.01 per share and the last quoted sale price of our public warrants as reported on Nasdaq was $0.019 per warrant.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 8 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or determined if the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is October 23, 2025.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2025

CERO THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40877	81-4182129
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 Haskins Way, Suite 230, South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

(650) 407-2376

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CERO	Nasdaq Capital Market
Warrants, each warrant exercisable for one two-thousandth of a share of Common Stock	CEROW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On September 22, 2025, CERo Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), updated its corporate presentation, which it plans to use in meetings with investors, analysts and others. The presentation can be found on the Company’s website, www.cero.bio. The information set forth on the Company’s website is not included or incorporated by reference herein. A copy of this corporate presentation is furnished hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Investor Presentation, dated September 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERO THERAPEUTICS HOLDINGS, INC.

Dated: September 22, 2025	By:	/s/ Chris Ehrlich
	Name:	Chris Ehrlich
	Title:	Chief Executive Officer

2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2025

CERO THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40877	81-4182129
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 Haskins Way, Suite 230, South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

(650) 407-2376

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CERO	Nasdaq Capital Market
Warrants, each warrant exercisable for one two-thousandth share of Common Stock	CEROW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement

Securities Purchase Agreement

On October 14, 2025, CERo Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors named therein (the “PIPE Investors”). Pursuant to the Securities Purchase Agreement, up to 9,750 shares of the Company’s Series E convertible preferred stock, par value $0.0001 per share (the “Series E Preferred Stock”) shall be purchased for an aggregate purchase price of up to $7 million in one or more closings (each a “Closing”), including approximately $1.8 million to be funded at the first closing. The date of the first closing is referred to as the “First Closing Date.” Each additional closing under the Securities Purchase Agreement is subject to a mutual option of the Company and certain PIPE Investors and satisfaction of customary closing conditions.

The Securities Purchase Agreement includes the consent of the holders of the Company’s outstanding Series C and Series D convertible preferred stock to the issuance of the Series E Preferred Stock pari passu therewith, in consideration for the reduction of the conversion price for the Company’s outstanding Series C and Series D convertible preferred stock to $1.76, effective as of the date of the Securities Purchase Agreement.

Series E Preferred Stock

On the First Closing Date, the Company will designate 10,000 shares of the Company’s authorized and unissued preferred stock as Series E Preferred Stock (the “Series E Shares”) and establish the rights, preferences and privileges of the Series E Preferred Stock pursuant to the Certificate of Designations of Rights and Preferences of the Series E Preferred Stock (the “Certificate of Designations”), to be filed with the Secretary of State of the State of Delaware, as summarized below:

General. Each share of Series E Preferred Stock has a stated value of $1,000 per share and, when issued, the Series E Preferred Stock will be fully paid and non-assessable.

Ranking. The Series E Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all capital stock of the Company (except the Series A convertible preferred stock which will rank senior to the Series E Preferred Stock and except for the Series C convertible preferred stock and Series D convertible preferred stock, which will rank pari passu to the Series E Preferred Stock) unless the Required Holders (as defined in the Securities Purchase Agreement) consent to the creation of other capital stock of the Company that is senior or equal in rank to the Series E Preferred Stock.

Dividends. The holders of Series E Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), when and if actually paid.

Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Series E Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series E Preferred Stock (without taking into account any limitations or restrictions on the convertibility of the Series E Preferred Stock and assuming for such purpose that all the Series E Preferred Stock held by such holder were converted at the Alternate Conversion Price (as defined below) in effect as of the applicable record date); subject to certain limitations on beneficial ownership.

Conversion Rights

Conversion at Option of Holder. Each holder of Series E Preferred Stock may convert all, or any part, of the outstanding Series E Preferred Stock, at any time at such holder’s option, into shares of the Common Stock (which converted shares of Common Stock are referred to as “Conversion Shares” herein) at the fixed “Conversion Price” of $4.1625, which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions.

Voluntary Adjustment Right. Subject to the rules and regulations of the Nasdaq, the Company has the right, at any time after the Stockholder Approval Date (as defined below), with the written consent of the Required Holders, to lower the fixed Conversion Price to any amount and for any period of time deemed appropriate by the board of directors of the Company (the “Board”).

Alternate Optional Conversion. After the Stockholder Approval Date, at any time, at the option of the holder, the holder may convert the Series E Preferred Stock at the “Alternate Optional Conversion Price” equal to the lesser of:

●	The applicable Conversion Price, and

●	the greater of:

○	the floor price of $1.00 (the “Floor Price”); and

○	95% of the lowest volume weighted average price of the Common Stock during the five consecutive trading days immediately prior to such conversion.

Alternate Conversion Upon a Triggering Event. Following the occurrence and during the continuance of a Triggering Event (as defined below), each holder may alternatively elect to convert the Series E Preferred Stock at the “Alternate Triggering Event Conversion Price” (and together with the Alternate Optional Conversion Price, each an “Alternate Conversion Price”) equal to the lesser of:

●	The applicable Conversion Price, and

●	the greater of:

○	the Floor Price; and

○	90% of the lowest volume weighted average price of the Common Stock during the five consecutive trading days immediately prior to such conversion.

The Certificate of Designations contains standard and customary triggering events (each, a “Triggering Event”), including but not limited to: (i) the suspension from trading or the failure to list the Common Stock within certain time periods; (ii) failure to declare or pay any dividend when due; (iii) the failure to timely file or make effective a registration statement on Form S-1 or Form S-3 pursuant to the Registration Rights Agreement (as defined below), (iv) the Company’s failure to cure a conversion failure or notice of the Company’s intention not to comply with a request for conversion of any Series E Preferred Stock, and (iv) bankruptcy or insolvency of the Company.

Other Adjustments. In connection with the Private Placement, the Company has agreed to seek stockholder approval at a special meeting of stockholders, of the issuance of Conversion Shares at a conversion price below the Conversion Price (the date of such approval, the “Stockholder Approval Date”). If the Company has not otherwise obtained such stockholder approval prior to October 31, 2025, which is not expected to occur, then the Company shall (i) file a preliminary Proxy Statement seeking such stockholder consent with the SEC no later than October 31, 2025, (ii) use reasonable best efforts to file the definitive Proxy Statement no later than November 30, 2025 and (iii) use reasonable best efforts to hold the Stockholder Meeting no later than December 31, 2025 (the “Stockholder Meeting Deadline”). If, on or after the Stockholder Approval Date, the Company issues any shares of Common Stock for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issuance (each, a “Dilutive Issuance”), the Conversion Price shall be reduced to the New Issuance Price; provided that, if any Dilutive Issuances or other events that would have resulted in an adjustment to the Conversion Price prior to the Stockholder Approval Date, the Conversion Price shall automatically adjust to such New Issuance Price on the Stockholder Approval Date.

Bankruptcy Triggering Event Redemption Right. Upon any bankruptcy Triggering Event, the Company shall immediately redeem in cash all amounts due under the Series E Preferred Stock at a 25% premium to the greater of (x) the amount of shares of Series E Preferred Stock then outstanding and (y) the equity value of the shares of Series E Preferred Stock then outstanding, unless the holder waives such right to receive such payment. The equity value of the Common Stock underlying the Series E Preferred Stock is calculated using the greatest closing sale price of the Common Stock on any trading day immediately preceding such bankruptcy Triggering Event and the date the Company makes the entire payment required.

Change of Control Exchange. Upon a change of control of the Company, each holder may require the Company to exchange the holder’s shares of Series E Preferred Stock for consideration equal to the Change of Control Election Price (as defined in the Certificate of Designations), to be satisfied at the Company’s election in either (x) cash or (y) rights convertible into such securities or other assets to which such holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such holder upon consummation of such corporate event.

Company Optional Redemption. At any time the Company shall have the right to redeem in cash all, but not less than all, the shares of Series E Preferred Stock then outstanding at a 25% redemption premium to the greater of (x) the amount of shares being redeemed, and (y) the equity value of the Common Stock underlying the Series E Preferred Stock. The equity value of the Common Stock underlying the Series E Preferred Stock is calculated using the greatest closing sale price of the Common Stock on any trading day immediately preceding the date the Company notifies the holders of the Company’s election to redeem and the date the Company makes the entire payment required.

Fundamental Transactions. The Certificate of Designations prohibit the Company from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless the Company (or the Company’s successor) assumes in writing all of the Company’s obligations under the Certificate of Designations and the other Transaction Documents (as defined in the Certificate of Designations).

Voting Rights. The holders of the Series E Preferred Stock shall have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and shall not be entitled to call a meeting of such holders for any purpose nor shall they be entitled to participate in any meeting of the holders of Common Stock, except as provided in the Certificate of Designations (or as otherwise required by applicable law).

Covenants. The Certificate of Designations contains a variety of obligations on the Company’s part not to engage in specified activities. In particular, the Company will not, and will cause the Company’s subsidiaries to not, redeem, repurchase or declare any dividend or distribution on any of the Company’s capital stock (other than as required under the Certificate of Designations) and will not incur any indebtedness other than ordinary course trade payables or, subject to certain exceptions, incur any liens. In addition, the Company will not issue any preferred stock or issue any other securities that would cause a breach or default under the Certificate of Designations.

Reservation Requirements. So long as any Series E Preferred Stock remains outstanding, the Company shall at all times reserve at least 250% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all Series E Preferred Stock then outstanding.

Registration Rights Agreement

On the First Closing Date, the Company will enter into a registration rights agreement by and between the Company and the PIPE Investors (the “Registration Rights Agreement”), pursuant to which the Company will be required to file a registration statement with the Securities and Exchange Commission (the “SEC”), to register for resale the Common Stock issuable upon the conversion of the Series E Preferred Stock.

The foregoing description of the Private Placement does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations, the Securities Purchase Agreement, and the Registration Rights Agreement, which are filed as Exhibits 3.1, 10.1, and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale, of the Series E Preferred Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 with respect to the issuance of the shares of Series E Preferred Stock pursuant to the Securities Purchase Agreement is incorporated herein by reference. All such securities will not be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder, or under any state securities laws. The Company relied on this exemption from registration in entering into the Securities Purchase Agreement and the Company will rely upon this exemption from registration in issuing such securities based in part on representations made by the PIPE Investors. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document
3.1†	Form of Certificate of Designation of Preferences, Rights and Limitations of the Series E Convertible Preferred Stock.
10.1*†	Securities Purchase Agreement, dated as of October 14, 2025, by and between CERo Therapeutics Holdings, Inc. and the investors signatory thereto.
10.2*	Form of Registration Rights Agreement by and between CERo Therapeutics Holdings, Inc. and the investors signatory thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

†	Certain portions of this document that constitute confidential information have been redacted pursuant to Item 601(b)(10) of Regulation S-K.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding (i) the expected cash proceeds of the Private Placement and the timing of the closing of the Private Placement, and (ii) financial position, business strategy and the plans and objectives of management for future operations of the Company, and the implementation of its proposed plan of compliance with Nasdaq continued listing standards. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this communication, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When the Company discusses its strategies or plans, it is making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, the Company’s management.

Actual results could differ from those implied by the forward-looking statements in this Current Report on Form 8-K. Certain risks that could cause actual results to differ are set forth in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, filed on April 15, 2025, and subsequent Quarterly Reports on Form 10-Q and the documents incorporated by reference therein. The risks described in the Company’s filings with the Securities and Exchange Commission are not exhaustive. New risk factors emerge from time to time, and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements made by the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2025	CERO THERAPEUTICS HOLDINGS, INC.

	By:	/s/ Chris Ehrlich
	Name:	Chris Ehrlich
	Title:	Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2025

CERO THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40877	81-4182129
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 Haskins Way, Suite 230, South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

(650) 407-2376

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CERO	Nasdaq Capital Market
Warrants, each warrant exercisable for one two-thousandth share of Common Stock	CEROW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 16, 2025, CERo Therapeutics Holdings, Inc. (the “Company”) and the requisite Buyers (as defined in the Securities Purchase Agreement) party to the Securities Purchase Agreement (as defined below), entered into Amendment No. 1 to such Securities Purchase Agreement (the “SPA Amendment”) to add an additional Buyer (as defined in the Securities Purchase Agreement) and increase the size of the Initial Closing (as defined in the Securities Purchase Agreement) by $500,000 to an aggregate of approximately $2.25 million of gross proceeds and reduce the size of the Additional Closings (as defined in the Securities Purchase Agreement) by an offsetting amount. There was no change to the aggregate amount of up to $7 million of proceeds to be funded pursuant to such Securities Purchase Agreement upon consummation of all of the Closings (as defined in the Securities Purchase Agreement) provided for therein.

Item 5.03 Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On October 14, 2025, the Company filed the Certificate of Designations of Rights and Preferences of the Series E Preferred Stock (the “Certificate of Designations”) for the purpose of designating and establishing the Company’s Series E convertible preferred stock, par value $0.0001 per share (the “Series E Preferred Stock”). The Certificate of Designations was filed pursuant to the Securities Purchase Agreement, dated October 14, 2025, with certain accredited investors named therein (the “Securities Purchase Agreement”), as previously reported by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 14, 2025 (the “Prior Form 8-K”). The Certificate of Designations became effective on October 14, 2025.

The descriptions of the Series E Preferred Stock and the Certificate of Designations as previously reported in the Prior Form 8-K are incorporated by reference herein. Such descriptions do not purport to be complete and are qualified in their entirety by reference to the Certificate of Designations, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On October 16, 2025, pursuant to the Securities Purchase Agreement, as amended, the Company and certain accredited investors named therein, mutually agreed to effect, and effected, the Initial Closing (as defined in the Securities Purchase Agreement), with respect to 3,816 shares of Series E Preferred Stock for gross proceeds of approximately $2.25 million. The aggregate amount to be funded pursuant to the Securities Purchase Agreement remains $7 million, of which $2.25 million was funded at the Initial Closing and $4.75 million remains to be funded at the additional closings. The rights, preferences and privileges of the Series E Preferred Stock are set forth in the Certificate of Designations. The offering and sale of the shares of Series E Preferred Stock were issued and, upon conversion of the Series E Preferred Stock, the shares of Common Stock underlying the Series E Preferred Stock will be issued, in each case, without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The description of the terms and conditions of the Securities Purchase Agreement does not purport to be complete and each is qualified in its entirety by the full text of Securities Purchase Agreement filed as exhibit to the Prior Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document
3.1†	Certificate of Designation of Preferences, Rights and Limitations of the Series E Convertible Preferred Stock, dated October 14, 2025.
10.1*†	Securities Purchase Agreement, dated as of October 14, 2025, by and between CERo Therapeutics Holdings, Inc. and the investors signatory thereto (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K (File No. 001-40877) filed on October 14, 2025).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

†	Certain portions of this document that constitute confidential information have been redacted pursuant to Item 601(b)(10) of Regulation S-K.

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2025	CERO THERAPEUTICS HOLDINGS, INC.

	By:	/s/ Chris Ehrlich
	Name:	Chris Ehrlich
	Title:	Chief Executive Officer

2